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                                                                   EXHIBIT 10.19

                    SUBORDINATED LOAN AND SECURITY AGREEMENT

        THIS AGREEMENT (the "Agreement"), dated as of March 23, 1999, is entered into by and between Optical Micro-Machines, Inc., a California corporation, with its chief executive office, and principal place of business located at 6160 Lusk Blvd, Suite C-105, San Diego, CA 92121 (the "Borrower") and Comdisco, Inc., a Delaware corporation, with its principal place of business located at 6111 North River Road, Rosemont, Illinois 60018 (the "Lender" or sometimes, "Comdisco"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                    RECITALS

        WHEREAS, Borrower has requested Lender to make available to Borrower a loan in the aggregate principal amount of ONE MILLION DOLLARS ($1,000,000) in minimum installments of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) each (as the same may from time to time be amended, modified, supplemented or revised, the "Loan"), which would be evidenced by Subordinated Promissory Note(s) executed by Borrower substantially in the form of EXHIBIT A hereto (as the same may from time to time be amended, modified, supplemented or restated the "Note(s)").

        WHEREAS, Lender is willing to make the Loan on the terms and conditions set forth in this Agreement, and

        WHEREAS, Lender and Borrower agree any Loan hereunder shall be subordinate to Senior Debt (as defined herein) to the extent set forth in the Subordination Agreement (as defined herein).

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, Borrower and Lender hereby agree as follows:

SECTION 1. DEFINITIONS

        Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined);

        1.1 "ACCOUNT" means any "account," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all



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of Borrower's rights to any goods represented by any of the foregoing
(including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

        1.2 "ACCOUNT DEBTOR" means any "account debtor," as such term is defined in Section 9105(1)(a) of the UCC.

        1.3 "ADVANCE" means each installment made by the Lender to Borrower pursuant to the Loan to be evidenced by the Note(s) secured by the Collateral.

        1.4 "ADVANCE DATE" means the funding date of any Advance of the Loan.

        1.5. "ADVANCE REQUEST" means the request by Borrower for an Advance under the Loan, each to be substantially in the form of EXHIBIT C attached hereto, as submitted by Borrower to Lender from time to time.

        1.6 "CHATTEL PAPER" means any "chattel paper," as such term is defined in Section 9105(1)(b) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.7 "CLOSING DATE" means the date hereof.

        1.8 "COLLATERAL" shall have the meaning assigned to such term in Section 3 of this Agreement.

        1.9 "CONTRACTS" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

        1.10 "COPYRIGHTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country;
(ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations, renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.

        1.11 "COPYRIGHT LICENSE" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.



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        1.12 "DOCUMENTS" means any "documents," as such term is defined in
Section 9105(1)(f) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.13 "EQUIPMENT" means any "equipment," as such term is defined in
Section 9109(2) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

        1.14 "EXCLUDED AGREEMENTS" means (i) any Warrant Agreement(s) executed hereunder, and any other warrants (including without limitation, the warrant agreement dated as of March 23, 1999) to acquire, or agreements governing the rights of the holders of, any equity security of Borrower, (ii) any stock of the Borrower issued or purchased pursuant to the Warrant Agreement, and (iii) the Master Lease Agreement dated as of March 23, 1999 between Borrower, as lessee, and Lender, as lessor, including, without limitation, any Equipment Schedules and Summary Equipment Schedules to the Master Lease Agreement executed or delivered by Borrower pursuant thereto and any other modifications or amendments thereof, whereby Borrower (as lessee) leases equipment, software, or goods from Lender (as lessor) to Borrower (as lessee) (the "Comdisco Lease").

        1.15 "FACILITY FEE" means one percent (1%) of the principal amount of the Loan due at the Closing Date, plus due diligence and legal expenses of $4,000.00.

        1.16 "FIXTURES" means any "fixtures," as such term is defined in Section 9313(1)(a) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, together with all right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

        1.17 "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest which Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, rights to Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, cash and other forms of money or currency, deposit accounts (including as defined in Section 9105(e) of the UCC), rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.



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        1.18 "INSTRUMENTS" means any "instrument," as such term is defined in
Section 9105(1)(i) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.19 "INTELLECTUAL PROPERTY" means all Copyrights, Trademarks, Patents, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials and records.

        1.20 "INVENTORY" means any "inventory," as such term is defined in
Section 9109(4) of the UCC, wherever located, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Lender from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Borrower or is held by Borrower or by others for Borrower's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Borrower or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

        1.21 "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

        1.22 "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

        1.23 "LOAN DOCUMENTS" shall mean and include this Agreement, the Note(s), and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated, provided, that the Loan Documents shall not include any of the Excluded Agreements.

        1.24 "MATERIAL ADVERSE EFFECT" means a material adverse effect upon: (i) the business, operations, properties, assets or conditions (financial or otherwise) of Borrower; or (ii) the ability of Borrower to perform, or of Lender to enforce, the Secured Obligations other than limitations on Lender's ability to enforce the Secured Obligations under the Subordination Agreements.



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        1.25 "MATURITY DATE" means the date thirty-six (36) months from the
Advance Date of each installment of the Loan.

        1.26 "PATENT LICENSE" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.27 "PATENTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) letters patent of, or rights corresponding thereto in, the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

        1.28 "PERMITTED LIENS" means any and all of the following:

(i)     Liens in favor of Lender,

(ii)    Liens related to, or arising in connection with, Senior Debt,

(iii) Liens existing as of the date hereof and as disclosed on Schedule attached hereto and incorporated herein,

(iv) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its books in accordance with GAAP,

(v) purchase money Liens (a) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or (b) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment,

(vi) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, (vii) Liens arising from judgements, decrees or attachments in circumstances not constituting an Event of Default,

(viii) Liens on assets (including the proceeds thereof and accessions thereto) that existed at the time such assets were acquired by Borrower; provided such Liens are not granted in contemplation of or in connection with the acquisition of such asset by Borrower,

(ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods,

(x) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums,

(xi) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business,



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(xii)   Liens arising out of operation of law such as mechanics', materialman's, carriers', warehousemen's liens incurred in the ordinary course of business, and

(xiii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses
        (ii) and (v) above, provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

        1.29 "PROCEEDS" means "proceeds," as such term is defined in Section 9306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

        1.30 "RECEIVABLES" shall mean and include all of the Borrowers accounts, instruments, documents, chattel paper and general intangibles whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned to Lender hereunder.

        1.31 "SECURED OBLIGATIONS" shall mean and include all principal, interest, fees, costs, or other liabilities or obligations for monetary amounts owed by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind of nature, present or future, arising under this Agreement, the Note(s), or any of the other Loan Documents, whether or not evidenced by any Note(s), Agreement or other instrument, as the same may from time to time be amended, modified, supplemented or restated, provided, that the Secured Obligations shall not include any indebtedness or obligations of Borrower arising under or in connection with the Excluded Agreements.

        1.32 "SENIOR CREDITOR" means a bank, insurance company, pension fund, or other institutional lender to be determined, or a syndication of such institutional lenders that provides Senior Debt financing to Borrower; provided, that Senior Creditor shall not include any officer, director, shareholder, venture capital investor, or insider of Borrower, or any affiliate of the foregoing persons, except upon the express written consent of Lender.

        1.33 "SENIOR DEBT" means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to Senior Creditor under the Senior Loan Documents, including, but not



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limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower provided, that Senior Debt shall not include the following indebtedness or obligations:

                (a) obligations incurred after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower, and

                (b) borrowed money exceeding Three Million Dollars ($3,000,000.00) outstanding at any one time, in which One Million Dollars ($1,000,000.00) is specifically for an accounts receivable financing line that allows a maximum borrowing formula of 80% of eligible receivable.

        1.34 "SENIOR LOAN DOCUMENTS" means the loan agreement between Borrower and Senior Creditor and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower in favor of Senior Creditor pursuant to or in connection with the Senior Debt or the loan agreement, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

        1.35 "SUBORDINATION AGREEMENT" means the Subordination Agreement to be entered into between Borrower and Lender for the benefit of Senior Creditor, in substantially the form attached hereto as Exhibit D.

        1.36 "TRADEMARK LICENSE" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any Interest.

        1.37 "TRADEMARKS" means any of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) any and all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

        1.38 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

        1.39 "WARRANT AGREEMENT(s)" shall mean those agreements entered into in connection with the Loan, substantially in the form attached hereto as Exhibit I pursuant to which Borrower granted Lender the right to purchase that number of shares of Series C referred Stock of Borrower as more particularly set forth therein.



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SECTION 2. THE LOAN

        2.1 The outstanding principal amount of each Advance, together with interest thereon precomputed at the rate of twelve percent (12%) per annum, shall be due and payable over a period of thirty-six (36) months, such thirty-six (36) month period shall begin on the first day of the first full calendar month following the Advance Date (the "Commencement Date"). Payments shall be made in thirty-six (36) monthly installments of principal, together with accrued interest, beginning on the Commencement Date and continuing for the following thirty-five (35) months (each, a "Payment Date"). If any payment under the Note(s) shall be payable on a day other than a business day, then such payment shall be due and payable on the next succeeding business day.

        2.2 Borrower shall have the option to prepay the Loan(s), in whole or in part by paying the principal amount thereon together with all accrued and unpaid interest with respect to such principal amount, as of the date of such prepayment, without premium.

        2.3 (a) Notwithstanding any provision in this Agreement, the Note(s), or any other Loan Document, it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). If the Borrower actually pays Lender an amount of interest, chargeable on the total aggregate principal Secured Obligations of Borrower under this Agreement and the Note(s) (as said rate is calculated over a period of time from the date of this Agreement through the end of time that any principal is outstanding on the Note(s)), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on the Note(s); second, after all principal is repaid, to the payment of Lender's out of pocket costs, expenses, and professional fees which are owed by Borrower to Lender under this Agreement or the Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to Lender are repaid, the excess (if any) shall be refunded to Borrower, and the effective rate of interest will be automatically reduced to the Maximum Rate.

                (b) In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1.

                (c) Upon and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1. plus five percent (5%) per annum ("Default Rate").

        2.4 If the Borrower has not repaid the outstanding principal amount under the Loan in its entirety by the Maturity Date (as defined in the applicable Note(s)), then for each additional month, or portion thereof, thereafter that the outstanding principal is not paid, Lender shall have the right to purchase from the Borrower, at the Exercise Price (adjusted, as set forth and defined in the Warrant Agreement), an additional number of shares of Preferred Stock



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which number shall be determined by (i) multiplying the outstanding principal amount which is due but unpaid by 1% and (ii) dividing the product thereof by the Exercise Price.

SECTION 3. SECURITY INTEREST

        As security for the prompt, complete and indefeasible payment when due (whether at stated payment dates or otherwise) of all the Secured Obligations and in order to induce Lender to make the Loan upon the terms and subject to the conditions of the Note(s), Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender for security purposes only, and hereby grants to Lender a security interest in, all of Borrower's right, title and interest in, to and under each of the following (all of which being hereinafter collectively called the "Collateral"):

        (a)     All Receivables;

        (b)     All Equipment;

        (c)     All Fixtures;

        (d)     All General Intangibles;

        (e)     All Inventory;

        (f) All other goods and personal property of Borrower whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and

        (g) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

        Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include any property, rights or licenses to the extent the granting of a security interest therein (i) would be contrary to applicable law or (ii) is prohibited by or would constitute a default under any agreement or document governing such property, rights or licenses (but only to the extend such prohibition is enforceable under applicable law).

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BORROWER

        The Borrower represents, warrants and agrees that;

        4.1 Borrower owns all right title and interest in and to the Collateral, free of all liens, security interests, encumbrances and claims whatsoever, except for Permitted Liens.

        4.2 Borrower has the full power and authority to, and does hereby grant and convey to the Lender, a perfected security interest in the Collateral as security for the Secured Obligations, free of all liens, security interests, encumbrances and claims, other than Permitted Liens and shall execute such Uniform Commercial Code financing statements in connection herewith as the Lender may reasonably request. Except as set forth herein, no other lien,



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security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any Collateral.

        4.3 Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of California, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would have a Material Adverse Effect.

        4.4 Borrower's execution, delivery and performance of the Note(s), this Agreement, all financing statements, all other Loan Documents required to be delivered or executed in connection herewith, and the Warrant Agreement(s) have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan Documents and the Warrant Agreement(s) were duly authorized to do so; and the Loan Documents and the Warrant Agreement(s) constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors.

        4.5 This Agreement, the other Loan Documents and the Warrant Agreement(s) do not and will not violate any provisions of Borrower's [Articles/Certificate of Incorporation], bylaws or any material contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those created by this Agreement.

        4.6 The execution, delivery and performance of this Agreement, the other Loan Documents and the Warrant Agreement(s) do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

        4.7 No event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

        4.8 No fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default as defined in the Loan Agreement between Borrower and Senior Creditor.

        4.9 Borrower has filed and will file all tax returns, federal, state and local, which it is required to file and has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns or pursuant to any assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings), for which the failure to file or pay would have a Material Adverse Effect.

SECTION 5. INSURANCE

        5.1 So long as there are any Secured Obligations outstanding, Borrower shall cause to be carried and maintained comprehensive general liability insurance against risks customarily insured against in Borrower's line of business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral and Borrower's business, covering casualty, hazard and such other property risks customarily insured against in Borrower's line of business. Borrower shall deliver to Lender lender's loss payable endorsements (Form BFU 438 or equivalent) naming Lender as loss payee or additional insured, as appropriate. Borrower shall use commercially reasonable efforts to cause all policies evidencing such insurance to provide for at least thirty (30) days prior written notice by the underwriter or insurance company to Lender in the event of cancellation or expiration. Such policies shall be issued by such insurers and in such amounts as are reasonably acceptable to Lender.

        5.2 Borrower shall and does hereby indemnify and hold Lender, its agents and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including, without limitation, such claims, costs, expenses, damages and liabilities based on liability in tort, including without limitation, strict liability in tort), including reasonable attorneys' fees, arising out of the disposition or utilization of the Collateral, other than claims arising at or caused by Lender's gross negligence or willful misconduct.

SECTION 6. COVENANTS OF BORROWER

        Borrower covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

        6.1 Borrower shall furnish to Lender the financial statements listed hereinafter, each prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):

                (a) as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower's Chief Executive Officer or Chief Financial Officer to be true and correct;

                (b) as soon as practicable (and in any event within one hundred twenty (120) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by any management report from such accountants;

                (c) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange

        Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

                (d) promptly, any additional information, financial or otherwise (including, but not limited, to tax returns and names of principal creditors) as Lender reasonably believes necessary to evaluate Borrower's continuing ability to meet its financial obligations.

        6.2 Borrower shall permit any authorized representative of Lender and its attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower at reasonable times during normal business hours. In addition, such representative of Lender and its attorneys and accountants shall have the right to meet with management and officers of the Company to discuss such books of account and records. Notwithstanding the foregoing Borrower shall not be obligated to allow Lender to inspect, examine, or make copies or abstracts of the books of account and records of Borrower if Borrower is not obligated to legally disclose such information.

        6.3 Borrower will from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements or other documents; procure any instruments or documents as may be reasonably requested by Lender; and take all further action that may be necessary or desirable, or that Lender may reasonably request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, security agreement and other documents without the signature of Borrower either in Lender's name or in the name of Borrower as agent and attorney-in-fact for Borrower. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

        6.4 Borrower shall protect and defend Borrower's title as well as the interest of the Lender against all persons claiming any interest adverse to Borrower or Lender and shall at all times keep the Collateral free and clear from any legal process, liens or encumbrances whatsoever (except for Permitted Liens and any Lien placed thereon by Lender) and shall give Lender immediate written notice thereof.

        6.5 Without Lender's prior written consent, Borrower shall not (a) grant any material extension of the time of payment of any of the Receivables, (b) to any material extent, compromise, or settle the same for less than the full amount thereof, except to the extend that such compromise or settlement arises from a good faith dispute between the parties and is resolved pursuant to the Borrower's customary business practices, (c) release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Borrower and except to the extend that such release, credit or discount arises from a good faith dispute between the parties and is resolved pursuant to the Borrower's customary business practices.

        6.6 Borrower shall maintain and protect its properties, assets and facilities, including without limitation, its Equipment and Fixtures, in good order and working repair and condition (taking into consideration ordinary wear and tear and except if the Borrower determines in its reasonable business judgment that it is in the best interest of the Borrower not to do so) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

        6.7 Borrower shall not merge with and into any other entity; or sell or convey all or substantially all of its assets or stock to any other person or entity without notifying Lender a minimum of thirty (30) days prior to the closing date and requesting Lender's consent to the assignment of all of Borrower's Secured Obligations hereunder to the successor entity in form and substance satisfactory to Lender, provided that such consent by the Lender shall not to be required in any transaction in which the acquiring entity has a Moody's Bond Rating of BA3 or better or a commercially acceptable equivalent measure of creditworthiness as reasonably determined by Lessor. In the event Lender does not consent to such assignment the parties agree Borrower shall prepay the Loan in accordance with Section 2.2 hereof.

        6.8 Borrower shall not, without the prior written consent of Lender, such consent not to be unreasonably withheld, (i) declare or pay any cash dividend or make a distribution on any class of stock, other than (a) the repurchase of its capital stock from directors, officers, employees and/or consultants upon exercise of its right of repurchase upon termination of employment or services to Borrower, (b) conversion of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor or (ii) transfer, sell, lease, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of Borrower (except (a) inventory sold in the normal course of business, (b) transfers of non-exclusive license and similar arrangements for the use of the property of Borrower, (c) transfers of worn-out or obsolete Equipment or Equipment financed by other vendors, (d) joint ventures or strategic partnerships consisting of licensing of technology, the development of technology or the providing of technical support; (e) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business, (f) travel advances, employee relocation loans and other employee loans and advances in an aggregate amount not to exceed $100,000 in the ordinary course of business, (g) loans to employees, officers or directors relating to the purchase of equity securities of the Borrower in an aggregate amount not to exceed $100,000, (g) other loans to officers and employees of the Borrower in an aggregate amount not in excess of $100,000 outstanding at any time, or (h) other transfers, outside the ordinary course of business, which in the aggregate do not exceed $100,000 in any fiscal year.

        6.9 Upon the request of Lender, Borrower shall, during business hours, make the Inventory and Equipment available to Lender for inspection at the place where it is normally located and shall make Borrower's log and maintenance records pertaining to the Inventory and Equipment available to Lender for inspection. Borrower shall take all action necessary to maintain such logs and maintenance records in a correct and complete fashion.

        6.10 Borrower covenants and agrees to pay when due, all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower's ownership, possession, use, operation or disposition thereof or upon Borrower's rents, receipts or earnings arising therefrom, except to the extent that such non-payment could not reasonably be expected to have a Material Adverse Effect. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor.

        6.11 Borrower shall not relocate any item of the Collateral (other than sale of inventory in the ordinary course of business or if considered "mobile goods" as such term is defined in the Illinois Commercial Code) unless (i) such relocation shall be within the continental United States and (ii) Borrower shall first cause to be filed and/or delivered to the Lender all Uniform Commercial Code financing statements, certificates or other documents or instruments necessary to continue in effect the perfected security interest of the Lender in the Collateral, and (iii) Borrower shall have given the Lender no less than thirty (30) days prior written notice of such relocation.

SECTION 7. CONDITIONS PRECEDENT TO LOAN

        The obligation of Lender to fund the Loan on each Advance Date shall be subject to Lender's discretion and satisfactory completion of its due diligence and approval process, and satisfaction by Borrower or waiver by Lender, in Lender's sole discretion, of the following conditions:

        7.1 (a) The Advance Date for any installment shall occur on or before December 23, 1999.

        7.2 DOCUMENT DELIVERY. Borrower, on or prior to the Closing Date, shall have delivered to Lender the following:

                (a) executed originals of the Agreement, the Warrant Agreement, Note(s), and any documents reasonably required by Lender to effectuate the liens of Lender, with respect to all Collateral;

                (b) certified copy of resolutions of Borrower's board of directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents and the Warrant Agreement(s);

                (c) certified copies of the Articles of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

                (d) certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

                (e) payment of the Facility Fee;

                (f) an executed Master Lease Agreement and associated equipment schedules with Lender as lessor for at least $1,000,000.00; and

                (g) such other documents as Lender may reasonably request.

        7.3 ADVANCE REQUEST. Borrower shall:

                (a) deliver to Lender, at least five (5) business day prior to the Advance Date, written notice in the form of an Advance Request, or as otherwise specified by Lender from time to time, specifying the date and amount of such Advance.

                (b) deliver executed original Note(s) and Warrant Agreements as set forth in Section 2, as applicable.

                (c) deliver such other documents as Lender may reasonably request.

        7.4 PERFECTION OF SECURITY INTERESTS. Borrower shall have taken or caused to be taken such actions requested by Lender to grant Lender a first priority perfected security interest in the Collateral, subject only to Permitted Liens. Such actions shall include, without limitation, the delivery to Lender of all appropriate financing statements, executed by Borrower, as to the Collateral granted by Borrower for all jurisdictions as may be necessary or desirable to perfect the security interest of Lender in such Collateral

        7.5 ABSENCE OF EVENTS OF DEFAULTS. As of the Closing Date or the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents and no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default as defined in the Senior Loan Documents, between Borrower and Senior Creditor.

        7.6 MATERIAL ADVERSE EFFECT. As of the Closing Date or the Advance Date, no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 8. DEFAULT

        The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the Note(s) and other Loan Documents:

        8.1 Borrower defaults in the payment of any principal, interest or other Secured Obligation involving the payment of money under this Agreement, the Note(s) or any of the other Loan Documents, and such default continues for more than five (5) days after the due date thereof; or

        8.2 Borrower defaults in the performance of any other covenant or Secured Obligation of Borrower hereunder or under the Note(s) or any of the other Loan Documents, and such default continues for more than twenty (20) days after Lender has given notice of such default to Borrower.

        8.3 Any representation or warranty made herein by Borrower shall prove to have been false or misleading in any material respect; or

        8.4 Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (33-1/3% or more) of the properties of Borrower; or Borrower or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of Borrower; or

        8.5 Sixty (60) days shall have expired after the commencement of an action by or against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

        8.6 Sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

        8.7 Upon the occurrence and during the continuance of a default by Borrower under any Excluded Agreement(s), any other promissory note, agreement for borrowed money, or any other agreement between Borrower and Lender that has not been cured within any applicable grace period; or

        8.8 The occurrence and continuance of any default under any lease or other agreement or obligation of Borrower involving an amount in excess of $100,000.00 that has not been cured within any applicable grace period or having a Material Adverse Effect; or the entry of any judgment against Borrower involving an award in excess of $250,000.00 that would have a Material Adverse Effect, that has not been bonded or stayed on appeal within thirty (30) days; or

        8.9 The occurrence and continuance of any material Event of Default as defined in the Senior Loan Documents that has not been cured within any applicable grace period.

SECTION 9. REMEDIES

        Upon the occurrence and continuance of any one or more Events of Default, Lender, at its option, may declare the Note and all of the other Secured Obligations to be accelerated and immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Sections 8.4 or 8.5, the Note(s) and all of the other Secured Obligations shall automatically be accelerated and made due and payable without any further act), whereupon the unpaid principal of and accrued interest on such Note(s) and all other outstanding Secured Obligations shall become immediately due and payable, and shall thereafter bear interest at the Default Rate set forth in, and calculated according to, Section 2.3 (c) of this Agreement. Lender may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.

        Upon the happening and during the continuance of any Event of Default, Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon five (5) calendar days' prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priorities:

        First, to Lender in an amount sufficient to pay in full Lender's costs and professionals' and advisors' fees and expenses;

        Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations in such order and priority as Lender may choose in its sole discretion; and

        Finally, upon payment in full of all of the Secured Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct.

        Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9207 of the UCC.

        Lender's rights and remedies hereunder are subject to the terms of the Subordination Agreement.

SECTION 10. MISCELLANEOUS

        10.1 CONTINUATION OF SECURITY INTEREST. This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable and until Lender has executed a written termination statement (which Lender shall execute within a reasonable time after full payment of the Secured Obligations hereunder or upon Borrower's reasonable written request), releasing to Borrower, without recourse, the Collateral and all rights conveyed hereby and returning possession of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

        10.2 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        10.3 NOTICE. Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the fifth calendar day after deposit in the United States mails certified mail, return receipt requested, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

        (a) IF TO LENDER:

                                 COMDISCO, INC.
                                Legal Department
                           Attention: General Counsel
                              6111 North River Road
                               Rosemont, IL 60018
                            Facsimile: (847) 518-5088

        WITH A COPY TO:

                        COMDISCO, INC./COMDISCO VENTURES
                              6111 North River Road
                               Rosemont, IL 60018
                            Facsimile: (847) 518-5465

        (b) IF TO BORROWER:

                          OPTICAL MICRO-MACHINES, INC.
                            Attention: Michelle Hays
                          6160 Lusk Blvd., Suite C-105
                               San Diego, CA 92121
                            Facsimile: (619) 457-6853
                              Phone: (619) 457-6855

or to such other address as each party may designate for itself by like notice.

        10.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Note(s), and the other Loan Documents, and the Warrant Agreement(s) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including, without limitation, Lender's proposal letter dated January 13, 1999 all of which are merged herein and therein. None of the terms of this Agreement, the Note(s), any of the other Loan Documents or Warrant Agreement(s) may be amended except by an instrument executed by each of the parties hereto.

        10.5 HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

        10.6 NO WAIVER. The powers conferred upon Lender by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, convenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

        10.7 SURVIVAL. All agreements, representations and warranties contained in this Agreement, the Note(s), the other Loan Documents and the Warrant Agreement(s) or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

        10.8 SUCCESSOR AND ASSIGNS. The provisions of this Agreement, the other Loan Documents and the Warrant Agreement(s) shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Note(s), any of the other Loan Documents or the Warrant Agreement(s), without Lender's express written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents or Warrant Agreement(s) without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender's successors and assigns.

        10.9 FURTHER INDEMNIFICATION. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

        10.10 GOVERNING LAW. This Agreement, the Note(s), the other Loan Documents and the Warrant Agreement(s) have been negotiated and delivered to Lender in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. Payment to Lender by Borrower of the Secured Obligations is due in the State of Illinois. This Agreement, the Note(s), the other Loan Documents and the Warrant Agreement(s) shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

        10.11 CONSENT TO JURISDICTION AND VENUE. All judicial proceedings arising in or under or related to this Agreement, the Note(s), any of the other Loan Documents or Warrant Agreement(s) may be brought in any state or federal court of competent jurisdiction located in the State of Illinois. By execution and delivery of this Agreement, each party hereto generally and unconditionally:
(a) consents to personal jurisdiction in Cook County, State of Illinois; (b) waives any objection as to jurisdiction or venue in Cook County, State of Illinois; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note(s), the other Loan Documents or Warrant Agreement(s). Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in Section 10.3, above and shall be deemed effective and received as set forth in Section 10.3, above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

        10.12 MUTUAL WAIVER OF JURY TRIAL. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE AND/OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including, without limitation, Claims which involve persons or entities other than Borrower and Lender; Claims which arise out of or are in any way connected to the relationship between Borrower and Lender; and any Claims for damages, breach of contract arising out of this Agreement, any other Loan Document or any of the Excluded Agreements, specific performance, or any equitable or legal relief of any kind.

        10.13 CONFIDENTIALITY. Lender acknowledges that certain items of Collateral, including, but not limited to trade secrets, source codes, customer lists and certain other items of Intellectual Property, and any Financial Statements provided pursuant to Section 6 hereof, constitute proprietary and confidential information of the Borrower (the "Confidential Information"). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, perfecting or foreclosing on the Collateral or otherwise provided under this Agreement, provided such Confidential Information is marked as confidential by Borrower at the time of disclosure, shall be received in the strictest confidence and will not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Borrower, unless and until Lender has acquired indefeasible title thereto.

        10.14 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

INTENTIONALLY LEFT BLANK

        IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Agreement as of the day and year first above written.

        BORROWER:                     OPTICAL MICRO-MACHINES, INC.

                                      Signature:  /s/ M. Hays
                                                 -------------------------------
                                      Print Name:  MICHELLE M. HAYS
                                                 -------------------------------
                                      Title:  CFO

ACCEPTED IN ROSEMONT, ILLINOIS:

        LENDER:                       COMDISCO, INC.

                                      Signature:  /s/ James Labe
                                                 -------------------------------

                                                      James Labe, President
                                      Print Name:     Comdisco Ventures Division
                                                  ------------------------------

                                      Title:  APR 07 1999

                                    EXHIBIT A

                          SUBORDINATED PROMISSORY NOTE

$______________                                          DATE: _________________

                                                         DUE: __________________

FOR VALUE RECEIVED, Optical Micro-Machines, Inc., a California corporation (the "Borrower") hereby promises to pay to the order of Comdisco, Inc., a Delaware corporation (the "Lender") at P.O. Box 91744, Chicago, IL 60693 or such other place of payment as the holder of this Secured Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the principal amount of ___________ and 00/100 Dollars ($__________) together with interest at twelve percent (12%) per annum from the date of this Note to maturity of each installment on the principal hereof remaining from time to time unpaid, such principal and interest to be paid in 36 equal monthly installments of $ ___________ each, commencing ___________ and on the same day of each month thereafter to and including ___________, such installments to be applied first to accrued and unpaid interest and the balance to unpaid principal. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each.

This Note is the Note referred to in, and is executed and delivered in connection with, that certain Subordinated Loan and Security Agreement dated March 23, 1999 by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

THIS NOTE IS EXPRESSLY SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT BY AND BETWEEN LENDER AND BORROWER FOR THE BENEFIT OF SENIOR CREDITOR. IN THE EVENT OF ANY CONTRADICTION OR INCONSISTENCY BETWEEN THIS NOTE AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law.

This Note has been negotiated and delivered to Lender and is payable in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of Illinois, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

         BORROWER:                    OPTICAL MICRO-MACHINES, INC.
                                      6160 Lusk Blvd., Suite C-105
                                      San Diego, CA 92121

         Signature:                   __________________________________________

         Print Name:                  __________________________________________

         Title:                       __________________________________________

                                    Exhibit C

                                 ADVANCE REQUEST

                                                         Date:
                                                               -----------------

To:  Lender:
     Comdisco, Inc.
     c/o Comdisco Ventures
     3000 Sand Hill Road
     Menlo Park, CA 94025
     Attention: Vika Tonga
     Facsimile (650) 854-4026

        Borrower hereby requests from Comdisco, Inc. ("Lender") an Advance in the amount of $_________________ on ______________, 1998 (the "Advance Date")
under that Subordinated Loan and Security Agreement between Borrower and Lender dated March 23, 1999 (the "Agreement").

        Please:

         (a)      Issue a check payable to Borrower  __________

                                    or

         (b)      Wire Funds to Borrower's account   __________

                  Bank:_________________________________
                  Address:______________________________
                          ______________________________
                  ABA Number:___________________________
                  Account Number:_______________________
                  Account Name:_________________________

        Borrower hereby affirms that all Representations and Warranties of Borrower set forth in Section 4 and all Conditions Precedent to Loan set forth in Section 7 of the Agreement remain true and correct as of the date hereof.

        Executed this _____ day of ___________, 1999 by:

                          BORROWER:            OPTICAL MICRO-MACHINES, INC.

                                  BY:          _________________________________
                                  TITLE:       _________________________________
                                  PRINT:       _________________________________

                                    EXHIBIT D

                             SUBORDINATION AGREEMENT

        This Subordination Agreement is made as of this ___ day of March __, 1999, by and between Comdisco, Inc. ("Creditor"), a Delaware corporation having its principal place of business at 6111 North River Road, Rosemont, IL 60018, and Silicon Valley Bank, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 ("Bank").

                                    RECITALS

        A. Optical Micro-Machines, Inc. ("Borrower") has requested and/or obtained certain loans or other credit accommodations from Bank to Borrower which are or may be from time to time secured by assets and property of Borrower.

        B. Creditor has extended a loan in the aggregate original principal amount of ONE MILLION and 00/100 DOLLARS ($1,000,000.00) as evidenced by Subordinated Promissory Notes (as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced, the "Subordinated Notes") made by Borrower in favor of Creditor. The Borrower's obligations to Creditor evidenced by the Subordinated Notes are secured by the personal property collateral granted by the Borrower to Creditor pursuant to a Subordinated Loan and Security Agreement dated as of March 23, 1999 (as the same may from time to time be amended, modified, supplemented or restated, the "Subordinated Security Agreement").

        C. In order to induce Bank to extend credit to Borrower and, at any time or from time to time, at Bank's option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Bank may deem advisable, Creditor is willing to subordinate: (i) all of Borrower's indebtedness and obligations to Creditor, whether presently existing or arising in the future under or relating to the Subordinated Security Agreement and Subordinated Note (collectively, the "Subordinated Debt") to Borrower's indebtedness and obligations to Bank now existing or hereafter arising, consisting of principal and interest in an amount up to $3,000,000.00, in which One Million Dollars ($1,000,000.00) is specifically for an accounts receivable financing line that allows a maximum borrowing formula of 80% of eligible receivable; plus all costs of collecting such obligations (including attorney's fees) plus all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding (the "Senior Debt") and
(ii) all of Creditor's security interests, if any, to all of Bank's security interests in the Borrower's property up to the amount of the Senior Debt. Notwithstanding anything to the contrary contained in this definition of "Subordinated Debt", there shall be expressly excluded from such definition (1) Warrant Agreement(s) between Borrower and the Creditor pursuant to which Borrower granted Creditor the right to purchase shares of its Preferred Stock ("Warrant Agreement"); and (2) all rights of creditor to protect and enforce its rights under the Warrant Agreement by suit in equity for specific performance of the provisions of the Warrant Agreement or to enjoin Borrower from continuing to commit any breach of the Warrant Agreement (but not including any put or repurchase obligations, if any) (collectively, the "Excluded Agreements").

        NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

        1. Creditor subordinates to Bank any security interest or lien, subject to the limit set forth herein, that Creditor may have in any property of Borrower, other than with respect to the Excluded Agreements Notwithstanding the respective dates of attachment or perfection of the security interest of

Creditor and the security interest of Bank, the security interest of Bank in the Collateral, as defined in the Loan and Security Agreement, dated as of ______________________________, between Borrower and Bank (the "Loan
Agreement"), shall at all times be prior to the security interest of Creditor.

        2. On the terms and conditions set forth below, all Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Bank of the Senior Debt. Nothing herein shall be deemed to subordinate, waive or restrict the payment or performance of the obligations arising under the Excluded Agreements or subordinate the priority of any lien or interest in property securing or evidenced by the Excluded Agreements, provided, however, such exclusion shall be limited to the property securing such Excluded Agreements.

        3. Subject to and except as set forth in Section 4 below, Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to the Collateral, nor will Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, for so long as any portion of the Senior Debt remains outstanding.

        4. (a) Notwithstanding anything to the contrary contained in Sections 2 and 3 above, but expressly subject to (b) below, Borrower shall be permitted to make, and Creditor shall be permitted to accept or receive the following permitted payments ("Permitted Payments"): (i) scheduled repayments of principal when due under the Subordinated Note and Subordinated Security Agreement, (ii) scheduled payments of accrued interest when due under the Subordinated Note and Subordinated Security Agreement, (iii) payments of reimbursable expenses, costs and professional fees and expenses as and when due under the Subordinated Note and the Subordinated Security Agreement, (iv) cancellation of Subordinated Debt in consideration of the exercise price for stock purchased by Creditor under the Warrant Agreement, and (v) other payments consented to in writing by the Bank.

                (b) Notwithstanding anything to the contrary contained in this
Section 4 or elsewhere in this Agreement, if the Bank delivers to Creditor written notice (a "Blockage Notice") which states that either:

                        (i) a specific default by Borrower involving the payment
                of the Senior Debt (a "Payment Default") has occurred under the Loan Agreement and continues to exist after the giving of any required notice and the expiration of any applicable grace or cure period, or

                        (ii) a specific default by Borrower not involving the
                payment of Senior Debt (a "Non-Payment Default") has occurred under the Loan Agreement and continues to exist after the giving of any required notice and the expiration of any applicable grace or cure period, such notice to include all such defaults in existence at the time, then from and after the date of delivery of any such Blockage Notice, (i) Creditor shall not accept or receive any payment of any kind of or on account of the Subordinated Debt (including any Permitted Payment), unless and until the earlier of (A) the time such Payment Default or Non-Payment Default shall have been cured by Borrower or waived in writing by Bank, or (B) the expiration of the Blockage Period (as defined below) for such Blockage Notice, and (ii) Creditor shall disgorge any Permitted Payments received, for a period not to exceed two (2) months during the time commencing upon the occurrence of a Payment Default or Non-Payment Default until the date of receipt by Creditor of such Blockage Notice.

        As used herein, "Blockage Period" means a period of time beginning on the date a Blockage Notice is delivered to Creditor and termination on the earlier to occur of:

                (1) 180 days following such date; provided that if, prior to the expiration of such 180-day period, Bank has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or the collateral for the Senior Debt, or a case or proceeding by or against Borrower is commenced under the federal Bankruptcy Code or any other insolvency law, then such period shall be extended during the continuation of such proceedings and actions under the payment in cash or other property or securities in the full amount of the allowed claim of the Senior Debt; or

                (2) Bank's written consent to such termination.

        With respect to Non-Payment Defaults, in no event shall the Blockage Period during any period of 365 consecutive days exceed 180 days in the aggregate, whether pursuant to one (1) Blockage Notice or multiple Blockage Notices; provided, however, the foregoing limitation shall not apply in the event that prior to the expiration of such 180 day period Bank has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or a case of proceeding by or against Borrower is commenced under the federal Bankruptcy Code or any other insolvency law, then such period shall be extended during the continuation of such proceedings and actions until the payment in cash or other property or securities in the full amount of the allowed claim of the Senior Debt. After the satisfaction of the applicable conditions specified in (1) or (2) above, Creditor shall be entitled to receive all Permitted Payments until Creditor's receipt of a subsequent Blockage Notice from Bank.

        5. Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by Creditor where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

        6. In the event of Borrower's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Bank's claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.

        7. For so long as any of the Senior Debt remains unpaid, Creditor irrevocably appoints Bank as Creditor's attorney-in-fact, and grants to Bank a power of attorney with full power of substitution, in the name of Creditor or in the name of Bank, for the use and benefit of Bank, without notice to Creditor, in any bankruptcy, insolvency or similar proceeding involving Borrower to (i) file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if (a) Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding, and (b) if Bank elects, in its sole discretion, to file such claim or claims and (ii) accept or reject any plan or reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor's claims in respect of any Subordinated Debt in any manner that Bank deems appropriate for the enforcement of its rights hereunder if Creditor does not accept, reject or otherwise vote its claims within fifteen
(15) days of receipt of written notice from Bank of its intent to do so on behalf of Creditor.

        8. Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

        9. This Agreement shall remain effective for so long as Borrower owes any amounts to Bank under the Loan Agreement or otherwise in an amount not to exceed the Senior Debt. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount in an amount not to exceed $3,000,000.00, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Creditor agrees that it shall not assert any such defenses or rights.

        10. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Bank. This Agreement is solely for the benefit of Creditor and Bank and not for the benefit of Borrower or any other party. Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Bank makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

        11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement shall become effective only when it shall have been executed by Creditor and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

        12. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of law principles. Creditor and Bank submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California. CREDITOR AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

        13. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and Bank.

        14. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

"CREDITOR"                              "BANK"

COMDISCO, INC.                          SILICON VALLEY BANK,

By: ___________________________         By: ____________________________________

Title: ________________________         Title: _________________________________


The undersigned approves of the terms of this Agreement.

"BORROWER"

OPTICAL MICRO-MACHINES, INC.

By: ___________________________


Title: ________________________